EXHIBIT 32

                  Certification of Chief Executive Officer and
            Chief Financial Officer Pursuant to Rule 13a-14(b) Under
             the Securities Exchange Act of 1934 and Section 1350 of
                Chapter 63 of Title 18 of the United States Code

Each of the undersigned, W. Thomas Jagodinski and Kenneth M. Avery, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) Delta and Pine Land Company (the "Company") fully complies with the requirements of Section 13(a) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Signature                                Title                                 Date


/s/ W. Thomas Jagodinski            President, Chief Executive Officer          January 9, 2006
------------------------            and Director
W. Thomas Jagodinski                (Principal Executive Officer)

/s/ Kenneth M. Avery                Vice President - Finance,                   January 9, 2006
--------------------                Treasurer and Assistant Secretary
Kenneth M. Avery                    (Principal Financial and
                                    Accounting Officer)
